Exhibit 23.1

                      Consent of Coopers & Lybrand L.L.P.
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We consent to the inclusion in this registration statement on Form S-11 (File N0. 33-78790) of our report dated January 22, 1996 on our audits of the financial statements of CNL American Properties Fund, Inc. We also consent to the reference to our Firm under the captions "Experts".


/s/ COOPERS & LYBRAND L.L.P.

ORLANDO, FLORIDA
OCTOBER 31, 1996